Exhibit 99.1

May 3, 2005

FOR IMMEDIATE RELEASE

Hard Rock Hotel & Casino in Las Vegas

Reports All-Time Record Quarterly Revenues, EBITDA and Net Income

LAS VEGAS, May 3/PRNewswire/ — Hard Rock Hotel, Inc. (“Hard Rock”), which owns and operates the Hard Rock Hotel & Casino in Las Vegas, Nevada, today reported all-time record quarterly net revenues, EBITDA (1) and net income.  Net income rose to $4.4 million compared to a net loss of $1.3 million in the 1st quarter of 2004.  Quarterly EBITDA of $12.2 million surpassed the 1st quarter of 2004 by 88% or $5.7 million.  These robust increases were due primarily to improved table games and banquet operating results and a full quarter of Body English’s nightclub operations in the current year period.  Net revenues reached $42.3 million compared to $34.5 million in the year-earlier three-month period, an increase of $7.8 million, or 23%.

Peter Morton, Hard Rock’s Chairman of the Board and Chief Executive Officer, commenting on the quarterly results stated, “Body English’s nightclub operations have surpassed all expectations and have heightened the Hard Rock’s reputation as the hippest casino in Las Vegas.  We are primed for expansion and are enthusiastic about the development of the adjoining 24 acres.”

There will be a conference call open to investors:

•      Date:               Thursday, May 5, 2005

•      Time:               2:00 P.M. Eastern Daylight Time

11:00 A.M. Pacific Daylight Time

Dial:                (888) 273-9887  Domestic only

CONTACT:           Jim Bowen of Hard Rock Hotel, Inc., 702-693-5031

This press release contains certain forward-looking statements, which Hard Rock is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements are subject to significant risks and uncertainties.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of Hard Rock, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Additional information concerning risk factors that could cause actual results or events to differ materially from those projected in the forward-looking statements are contained in Hard Rock’s filings with the Securities and Exchange Commission.

HARD ROCK HOTEL, INC.

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Revenue:
Casino	$16,609	$13,607
Lodging	9,286	8,626
Food and beverage	15,552	11,295
Retail	1,743	1,952
Other income	2,240	1,835
Gross revenues	45,430	37,315
Less: complimentaries	(3,174)	(2,822)
Net revenues	42,256	34,493

Costs and expenses:
Casino	8,362	9,364
Lodging	2,281	2,199
Food and beverage	7,643	6,057
Retail	797	885
Other	1,183	965
Marketing	2,361	2,291
Related party expenses	1,577	1,187
General and administrative	5,781	4,893
Pre-opening expense	72	200
Total costs and expenses	30,057	28,041

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)	12,199	6,452

Depreciation and amortization	2,952	3,010
Interest expense, net	4,830	4,698
Other expense, net	—	—
Income (loss) before income tax benefit	4,417	(1,256)
Income tax benefit	—	—
Net income (loss) applicable to common shareholders	4,417	(1,256)

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

Applicable to common shareholders	$58.10	$(16.52)

Weighted average number of common shares outstanding	76,023	76,023

Reconciliation of Net Income to EBITDA (1)

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2005	2004
Net income (loss)	$4,417	$(1,256)

Depreciation and amortization	2,952	3,010
Interest expense, net	4,830	4,698
Other, net	—	—
Income tax benefit	—	—

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)	$12,199	$6,452

	Supplemental Information
	Three Months Ended March 31,
	2005	2004
	(unaudited)
Casino
Table Games Drop	$81,335,725	$80,958,965
Table Games Win	$11,371,862	$8,884,008
Table Games Hold %	14.0%	11.0%
Average # of Tables	88	93
Win/Table/Day	$1,436	$1,050

Slot Handle	$90,033,323	$88,743,919
Slot Win	$4,565,900	$4,268,170
Slot Hold %	5.1%	4.8%
Average # of Slots	552	557
Win/Slot/Day	$92	$84

Hotel
Occupancy	93.4%	91.6%
Average Daily Rate (ADR)	$164	$152
REVPAR	$159	$145

Other
Capital expenditures for cash, net	$2,615,000	$3,842,000

(1)  EBITDA consists of earnings before interest, taxes, depreciation and amortization, as applicable.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.  EBITDA should not be construed as an alternative to operating income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles.  The Company has significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.

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